UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2015

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54959	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1805 SE Martin Luther King Jr Blvd. 97214
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (971) 888-4264

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Employment Agreements. On February 6, 2015, we entered into employment agreements with each of Steven Earles, Lenny Gotter and Martin Kunkel. A description of the material terms of each agreement is set forth below and copies of each agreement are attached as exhibits hereto.

Employment Agreement with Steven Earles

On February 6, 2015, we entered into an employment agreement with Steven Earles to serve as President, Chief Executive Officer, Chief Financial Offier and Chairman of our Board of Directors.  The agreement is for an initial term ending on February 5, 2018 and provides for an annual base salary during the term of the agreement of $104,000 per year. Mr. Earles is eligible to receive a bonus of at the discretion of the board of directors.

The agreement also contains the following material provisions: (i) reimbursement for all reasonable travel and other out-of-pocket expenses incurred in connection with his employment; (ii) two (2) weeks paid vacation leave; (iii) medical, dental and life insurance benefits (iii) 36-month non-compete/non-solicitation terms; and(iv) a severance payment equal to the six months base salary upon termination without cause.

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Employment Agreement with Lenny Gotter

On February 6, 2015, we entered into an employment agreement with Lenny Gotter to serve as Chief Operating Officer.  The agreement is for an initial term ending on February 5, 2018 and provides for an annual base salary during the term of the agreement of $78,000 per year, Mr. Gotter received a one-time bonus of $5,000 upon execution of the agreement and is eligible to receive a bonus of at the discretion of the board of directors.

The agreement also contains the following material provisions: (i) reimbursement for all reasonable travel and other out-of-pocket expenses incurred in connection with his employment; (ii) two (2) weeks paid vacation leave; (iii) medical, dental and life insurance benefits (iii) 36-month non-compete/non-solicitation terms; (iv) a severance payment equal to the six months base salary upon termination without cause. Mr. Gotter also agreed to a 5-year lock-up with respect to his shares.

Employment Agreement with Martin Kunkel

On February 6, 2015, we entered into an employment agreement with Martin Kunkel to serve as Chief Marketing Officer.  The agreement is for an initial term ending on February 5, 2018 and provides for an annual base salary during the term of the agreement of $40,000 per year, Mr. Kunkel is eligible to receive a bonus of at the discretion of the board of directors.  In addition, Mr. Kunkel received an option to purchase 200,000 shares of our common stock.  This option has a 5 year term and the securities issued thereunder will be vest over 2-years with 25% vesting in the first year and 75% vesting in the second year, provided, however, that the options will not begin vesting until 6-months after the date of grant.

The agreement also contains the following material provisions: (i) reimbursement for all reasonable travel and other out-of-pocket expenses incurred in connection with his employment; (ii) two (2) weeks paid vacation leave; (iii) medical, dental and life insurance benefits (iii) 36-month non-compete/non-solicitation terms; and (iv) a severance payment equal to the six months base salary upon termination without cause.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit Number	Description

	10.1	Steven Earles Employment Agreement
10.2	Lenny Gotter Employment Agreement
10.3	Martin Kunkel Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTSIDE DISTILLING, INC.
(Registrant)

Date: February 10, 2015	By:	/s/ Steven Earles
Steven Earles President and Chief Executive Officer